                      UNDERWRITING AGREEMENT


                         [        ] Shares

                 Columbia/HCA Healthcare Corporation

              Common Stock (par value $0.01 per share)





                                                           [        ], 1994

J.P. Morgan Securities Inc.
Dean Witter Reynolds Inc.
Morgan Stanley & Co. Incorporated
  As representatives of the several
  U.S. underwriters listed in
  Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

J.P. Morgan Securities Ltd.
Dean Witter International Ltd.
Morgan Stanley & Co. International Limited
  As representatives of the several
  international managers listed in
  Schedule II hereto
c/o J.P. Morgan Securities Ltd.
60 Victoria Embankment
London EC4Y OJP

Dear Sirs:

     The persons named in Schedule III hereto (the
"Selling Stockholders") propose to sell to the several
Underwriters (as defined below), and the Underwriters
propose to purchase from such Selling Stockholders, an
aggregate of [        ] shares of voting common stock, par
value $0.01 per share, of Columbia/HCA Healthcare
Corporation, a Delaware corporation (the "Company"), which
[        ] shares are referred to herein as the
"Underwritten Shares".

     In addition, the Selling Stockholders propose to sell to the several U.S. Underwriters (as defined below), for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the U.S. Underwriters, up to an additional




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[        ] shares of voting common stock, par value $0.01
per share, of the Company (the "Option Shares").  The
Underwritten Shares and the Option Shares are herein referred to as the "Shares". The Shares will have attached thereto rights (the "Rights") to purchase the Company's
Series A Participating Preferred Stock.

     It is understood that, subject to the conditions
hereinafter stated, [        ] Underwritten Shares (the
"U.S. Underwritten Shares") will be sold to the several U.S. underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Underwritten Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriting Syndicates of even date herewith between the U.S. Underwriters and the International Managers), and
[        ] Underwritten Shares (the "International Shares")
will be sold to the several international managers named in
Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited and Dean Witter International shall act as representatives (the "International Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters", and the U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "Representatives".

     The Company has prepared and filed with the
Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"),
a registration statement on Form S-3 (File No. 33-        )
relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is


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identical to the U.S. prospectus except for the outside
front cover page. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

     1.   AGREEMENTS TO SELL AND PURCHASE.  Each
Selling Stockholder, severally and not jointly, hereby agrees to sell to each Underwriter as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase at a price
of $[    ] per share (the "Purchase Price"), severally and
not jointly, from each Selling Stockholder the respective number of shares (subject to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may make) that bears the same proportion to the number of Underwritten Shares to be sold by such Selling Stockholder to the U.S. Underwriters or the International Managers, as the case may be, each as set forth on Schedule III hereto, as the number of U.S. Underwritten Shares set forth opposite the name of such U.S. Underwriter on Schedule I hereto or the number of International Shares set forth opposite the name of such International Manager on Schedule II hereto, as the case may be (or such number of U.S. Underwritten Shares or International Shares, as the case may be, increased as set forth in Section 10 hereof), bears to the total number of U.S. Underwritten Shares and International Shares, respectively.


                             3

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     Each of the Selling Stockholders, severally and
not jointly, agrees to sell to the U.S. Underwriters the Option Shares, each such Selling Stockholder selling the number of Option Shares set forth opposite such Selling Stockholder's name in Schedule III hereto (or, if less than the total number of Option Shares is purchased by the U.S. Underwriters, a number of shares bearing the same proportion to such lesser aggregate number of Option Shares purchased as the number of Option Shares set forth opposite such Selling Stockholder's name in Schedule III hereto bears to the total number of Option Shares), and the U.S. Underwriters shall have a one-time right to purchase,
severally and not jointly, up to [   ] Option Shares at the
Purchase Price. Option Shares may be purchased as provided below solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Shares. If any Option Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate any fractional shares as the U.S. Representatives in their sole discretion may make) that bears the same proportion to the total number of Option Shares to be purchased as the number of U.S. Underwritten Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Underwritten Shares.

     The U.S. Underwriters may exercise the option to purchase the Option Shares at any time on or before the thirtieth day following the date of this Agreement, by written notice from the U.S. Representatives to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of
Section 10 hereof). Such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     Each Selling Stockholder hereby agrees for a period of 90 days after the date of this Agreement not to offer, sell, contract to sell or otherwise dispose of any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company without the prior written consent of J.P. Morgan Securities Inc., other than the


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Shares to be sold hereunder and except for the conversion of non-voting common stock into common stock by J.P. Morgan
Capital Corporation ("J.P. Morgan Capital") for sale pursuant to this Agreement.

     2. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders understand that the Underwriters intend
(i) to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     3. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Payment for the Shares shall be made to the Selling Stockholders or to their order by certified or official bank check or checks payable in New York Clearing House or other next day funds in such location outside the State of New
York as you shall designate at [        ],  New York City
time, in the case of the Underwritten Shares, on [        ],
1994, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time specified by the U.S. Representatives in the written notice of the U.S. Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the Closing Date and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the Additional Closing Date. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Shares to be purchased on the
Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Selling Stockholders. The Selling Stockholders hereby agree to pay any such transfer taxes. The certificates for the Shares will be made available for inspection and packaging by the Representatives not later
than [        ], New York City time, on the Business Day
prior to the Closing Date or the Additional Closing Date, as the case may be.

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     4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Underwriter and to each Selling Stockholder that:

          (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act;

          (b)  (i) no stop order suspending the
     effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending before or threatened by the Commission, (ii) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter or Selling Stockholder furnished to the Company in writing by such Underwriter through the Representatives or by such Selling Stockholder expressly for use therein;

          (c) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present

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     fairly the consolidated financial position of the
     Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as disclosed therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

          (d) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as hereinafter defined), taken as a whole;

          (e) each direct and indirect subsidiary of the Company (the "Corporate Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each Corporate Subsidiary which is a Significant Subsidiary within the meaning of the rules and regulations under the Securities Act (the "Material Corporate Subsidiaries") have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (f) each of the partnerships owned or controlled, directly or indirectly, by the Company (the

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     "Partnerships," and together with the Corporate
     Subsidiaries, the "Subsidiaries") has been duly formed and is validly existing under the laws of its jurisdiction of formation and has the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate it properties, and each is duly qualified as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

          (g) this Agreement has been duly authorized, executed and delivered by the Company;

          (h) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus;

          (i) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights, except as described in the Registration Statement and the Prospectus;

          (j) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act or such as may be required by the securities or Blue Sky laws of the various states or any applicable foreign securities

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     laws or other foreign laws in connection with the offer
     and sale of the Shares;

          (k) the Rights attached to the Shares have been duly authorized and validly issued;

          (l)  there are no legal or governmental
     proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

          (m)  other than the Selling Stockholders, no
     holder of any securities of the Company has any rights, not effectively satisfied or waived, to require the Company to register the sale of any securities under the Securities Act in connection with the filing of the Registration Statement or the consummation of the transactions contemplated therein;

          (n) the Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

          (o) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated

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     costs and liabilities (including, without limitation,
     any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

          (p) the Company and each of its Subsidiaries hold all licenses, consents, certificates of need and approvals issued, and have satisfied all eligibility and other similar requirements imposed, by hospital, health or similar regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, or that are related to private or governmental programs for the reimbursement or payment of health care costs, in each case as required for the conduct of the respective businesses in which they are engaged (i) as contemplated by the Prospectus and (ii) in each jurisdiction or place where the conduct of their respective businesses requires such licenses, consents, certificates of need or approvals, or satisfaction of such requirements (including each such jurisdiction and place referred to in the Prospectus), except in each case where the failure to hold any such license, consent, certificate of need or approval, or to satisfy any such requirement, would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

          (q) the Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and

          (r) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198,
     Laws of Florida).

     5.   REPRESENTATIONS AND WARRANTIES OF THE SELLING
STOCKHOLDERS. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each of the Underwriters and the Company that:

          (a) this Agreement has been duly authorized, executed and delivered by such Selling Stockholder;


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          (b)  the execution and delivery by such Selling
     Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law (subject to obtaining the governmental approvals set forth below), or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states or any applicable foreign securities laws or other foreign laws in connection with the offer and sale of the Shares;

          (c) such Selling Stockholder has, and on the Closing Date and any Additional Closing Date will have, valid marketable title to the Shares to be sold by such Selling Stockholder, and subject to obtaining the governmental approvals set forth in paragraph (b) above, the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; PROVIDED that with respect to J.P. Morgan Capital, J.P. Morgan Capital has on the date of this Agreement valid marketable title to the shares of non-voting common stock of the Company to be converted into the Shares to be sold by it pursuant to this Agreement and on the Closing Date and any Additional Closing Date, will have valid marketable title to the Shares to be sold by it pursuant to this Agreement;

          (d) delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, against payment therefor, will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances;

          (e) all written information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder for use in the Registration
     Statement and Prospectus is, and on the Closing Date


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     and any Additional Closing Date will be, true, correct,
     and complete in all material respects, and does not, and on the Closing Date and any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading; and

          (f)  certificates in negotiable form for all
     Shares to be sold by such Selling Stockholder under this Agreement have been irrevocably delivered to Proskauer Rose Goetz & Mendelsohn, counsel for the Selling Stockholders, for the purpose of effecting delivery under this Agreement; PROVIDED that with respect to J.P. Morgan Capital, J.P. Morgan Capital has irrevocably delivered to such counsel certificates for the shares of non-voting common stock of the Company to be converted into the Shares to be sold by J.P. Morgan Capital pursuant to this Agreement.

     6.  AGREEMENTS OF THE COMPANY.  The Company
covenants and agrees with the several Underwriters and the Selling Stockholders as follows:

          (a)  to use its best efforts to cause the
     Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act;

          (b) to furnish you, without charge, three signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter and each Selling Stockholder a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives and the Selling Stockholders a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the

     Representatives or the Selling Stockholders reasonably object;

          (d) to advise the Representatives and the Selling Stockholders promptly, and to confirm such advice in writing, (i) when the Registration Statement shall become effective, (ii) when any amendment to the Registration Statement shall have become effective,
     (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period after the first date of the public offering of the Shares as in the opinion of your counsel a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, without charge, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction or subject itself to general taxation in any jurisdiction;

          (g) to make generally available to its security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) for a period of 90 days after the date of this Agreement, without the prior written consent of J.P. Morgan Securities Inc., not to effect any registration of any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company, other than the Shares to be sold hereunder and shares of common stock of the Company registered in connection with acquisitions and existing employee benefit plans; and

          (i) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares,
     (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may reasonably request (including filing fees and the reasonable fees of counsel for the Underwriters and their disbursements), (iv) in connection with the listing of the Shares on the New York Stock Exchange,
     (v) of Proskauer Rose Goetz & Mendelsohn, counsel for the Selling Stockholders and (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Agreement Between U.S. and International Underwriting Syndicates, the Agreement Among U.S. Underwriters, the Agreement Among International Underwriters, any dealer agreements, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided.

     7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder to purchase the Underwritten Shares are subject to the following conditions:

          (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

          (b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus, that in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus;

          (d) the Representatives shall have received on and as of the Closing Date a certificate of the Company signed by the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Company to the effect set forth in subsections (a) and
     (b) of this Section and to the further effect that there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus, that is material and adverse;

          (e) the Representatives shall have received on the Closing Date an opinion of Stephen T. Braun, Senior
     Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

               (i)  the Company has been duly incorporated,
          is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

               (ii)  each Material Corporate Subsidiary has
          been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii)  each of the Partnerships, which is a
          Significant Subsidiary within the meaning of the rules and regulations under the Securities Act

          (the "Material Partnerships" and, together with the Material Corporate Subsidiaries, the "Material Subsidiaries"), has been duly formed and is validly existing under the laws of its jurisdiction of formation and has the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as whole;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v)  the authorized capital stock of the
          Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (vi)  the shares of capital stock of the
          Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable;

               (vii)  the Rights attached to the Shares have
          been duly authorized and validly issued;

               (viii)  the execution and delivery by the
          Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Material
          Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act or such as may be required by the securities or Blue Sky laws of the various states or any applicable foreign securities laws or other foreign laws in connection with the offer and sale of the Shares;

               (ix)  the statements in the Company's Annual
          Report on Form 10-K for the year ended December 31, 1993 incorporated by reference in the Prospectus under Item 1 "Regulation and Other Factors" and "Internal Revenue Service Examinations and Tax Litigation" and under Item 3, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings;

               (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or incorporated by reference or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

               (xi) other than the Selling Stockholders, no holder of any securities of the Company has any rights not effectively satisfied or waived, to require the Company to register the sale of any securities under the Securities Act in connection with the filing of the Registration Statement or the consummation of the transactions contemplated therein; and

               (xii) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the

          Commission thereunder and (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall also include a statement to the effect that nothing has come to the attention of such counsel which leads him to believe that (1) any part of the Registration Statement (except for financial statements and schedules and other financial data included therein as to which such counsel need not make any statement), when such part became effective contained or, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not make any statement) as of its date or the date such opinion is delivered contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such statement, such counsel may state that such statement is based upon such counsel's employment as Senior Vice President and General Counsel of the Company, his participation in the preparation of the Registration Statement and the Prospectus (including any documents incorporated by reference therein) and his participation in conferences with certain officers or employees and representatives of the Company and its subsidiaries, with representatives of Coopers & Lybrand, and with any others referred to in the opinion. Such counsel in rendering his opinion may rely as to certain matters of fact on certificates of officers of the Company and of public officials, and may state that he expresses no opinion as to the laws of any jurisdiction other than the State of Texas, the Federal law of the United States and the Delaware General Corporation Law.

          Such opinion shall be rendered to the
     Representatives and the Selling Stockholders at the request of the Company and shall so state therein.

          (f) You shall have received on the Closing Date an opinion of Proskauer Rose Goetz & Mendelsohn, counsel for the Selling Stockholders, dated the Closing
     Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

               (ii)  the execution and delivery by each
          Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law (except that no opinion need be expressed as to the securities or Blue Sky laws of the various states or any applicable foreign securities laws or other foreign laws, or as to provisions relating to indemnification or contribution), or the certificate of incorporation or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation) or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as have been obtained under the Securities Act or such as may be required by the securities or Blue Sky laws of the various states or any applicable foreign securities laws or other foreign laws in connection with the offer and sale of the Shares;

               (iii)  each Selling Stockholder has the
          corporate power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; and

               (iv) each of the Underwriters which purchases Shares in good faith and without notice of any security interest, claim, lien, equity or encumbrance or any other adverse claim within the meaning of the Uniform Commercial Code, upon indorsement and delivery of the Shares pursuant to this Agreement, and payment of the purchase price therefor, will acquire title to such Shares, free and clear of any adverse claim within the meaning of the Uniform Commercial Code arising from the actions of, or created by, the Selling Stockholders.

          The above opinion shall be rendered to the Representatives at the request of the Selling
     Stockholders and shall so state therein. In rendering such opinion, such counsel may rely (A) as to matters of fact, upon certificates of officers or other representatives of the Selling Stockholders and (B) upon any opinions of counsel to the Selling
     Stockholders satisfactory to the Representatives;
     PROVIDED that a copy of any such opinions shall be furnished to the Underwriters through the Representatives. Such counsel may state that its opinion is limited to the laws of the State of New
     York, the Federal laws of the United States and the Delaware General Corporation Law.

          (g)  on the effective date of the Registration
     Statement and the effective date of the most recently filed post-effective amendment to the Registration
     Statement and also on the Closing Date, Coopers &
     Lybrand shall have furnished to the Representatives letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants'
     "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; such letters shall also be addressed and delivered to each Selling Stockholder;

          (h) the Representatives shall have received on and as of the Closing Date an opinion of Davis Polk &
     Wardwell, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (i) J.P. Morgan Capital will have taken, on or prior to the Closing Date or the Additional Closing Date, as the case may be, all necessary action to cause the conversion of the shares of non-voting common stock of the Company into the Shares to be sold by it pursuant to this Agreement; and

          (j) on or prior to the Closing Date the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

     The several obligations of the U.S. Underwriters to purchase Option Shares hereunder on the Additional Closing Date are, unless otherwise agreed by the U.S. Underwriters, subject to the delivery to the Representatives on the Additional
Closing Date of such documents as they may reasonably request with respect to the good standing of the Company and its subsidiaries, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

     8. INDEMNIFICATION AND CONTRIBUTION. The Company agrees to indemnify and hold harmless each Selling Stockholder and Underwriter and each person, if any, who controls any Selling Stockholder or Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation the legal fees and other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Selling Stockholder or any Underwriter furnished to the Company in writing by such Underwriter through the Representatives or by such Selling Stockholder expressly for use therein; PROVIDED that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Shares to such person.

     Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only with reference to information relating to such Selling Stockholder furnished to the Company or to any Underwriter in writing by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; PROVIDED that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Shares to such person. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (hereinafter called the Indemnified Person) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the Indemnifying Person) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act,
(b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by J.P. Morgan Securities Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such controlling persons of Selling Stockholders, such firm shall be designated in writing by J.P. Morgan Capital. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, PROVIDED, HOWEVER, that such Indemnified Person shall not have the right to enter into such settlement if there is a good faith dispute between such Indemnified Person and such Indemnifying Person regarding such Indemnifying Person's obligation to reimburse such Indemnified Person for such fees and expenses of counsel. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first, second or third paragraph of this Section 8 is unavailable to an Indemnified Person under such paragraph in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities as follows: (A) as between the Company or the Selling Stockholders on the one hand and the Underwriters on the other (i) in such proportion as is appropriate to reflect the aggregate relative benefits received by the Company and the Selling Stockholders and by the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Selling Stockholders and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; and (B) as between the Company on the one hand and each Selling Stockholder on the other (x) in such proportion as is appropriate to reflect the relative benefits received by the Company and by such Selling Stockholder from the offering of the Shares or (y) if the allocation provided by clause (x) above is not permitted by applicable law or if the allocation provided by clause (x) above provides a lesser sum to the Indemnified Person than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) above, but also the relative fault of the Company and the Selling Stockholder in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relevant benefits received by the Company on the one hand and the Selling Stockholders on the other shall take into consideration the fact that the provision of registration rights pursuant to which the offering of Shares is being made was a material inducement to the Selling Stockholders to purchase shares in the Company or its predecessor. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or
omission or alleged omission.   No person guilty of
fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such
fraudulent misrepresentation.   The Underwriters'
obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     9. TERMINATION OF AGREEMENT. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the National Association of Securities Dealers, Inc., or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or London shall have been declared by either U.S. Federal, New York State or United Kingdom authorities or exchange controls shall have been imposed by the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     10.  EFFECTIVENESS OF AGREEMENT; ADDITIONAL
OBLIGATIONS OF THE UNDERWRITERS. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration
Statement (or, if applicable, any post-effective amendment) by the Commission.

     If, on the Closing Date or the Additional Closing
Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedules I and II hereto bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may
be) shall terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11.  REIMBURSEMENT UPON OCCURRENCE OF CERTAIN
EVENTS. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling
Stockholder to comply with the terms, or if for any reason the

Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company or any such Selling Stockholder, as the case may be, responsible for such noncompliance or nonperformance agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     13.  NOTICE.  Any action by the Underwriters
hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (facsimile: (212) 648-
5705); Attention: Syndicate Department. Notices to the Company shall be given to it at Columbia/HCA Healthcare Corporation, 201 West Main Street, Louisville, Kentucky 40202 (facsimile: (502) 572-2163); Attention: General Counsel. Notices to the Selling Stockholders shall be given to each of them at their respective addresses as set forth in Schedule III hereto with a copy to Bruce L. Lieb, Esq., Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York 10036.

     14. COUNTERPARTS; APPLICABLE LAW. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.


                                       Very truly yours,

                                       COLUMBIA/HCA HEALTHCARE
                                        CORPORATION


                                       By:____________________________
                                          Name:
                                          Title:


                                       J.P. MORGAN CAPITAL CORPORATION


                                       By:____________________________
                                          Name:
                                          Title:

                                       [Insert other Selling Stockholders]



Accepted: [    ], 1994

J.P. MORGAN SECURITIES INC.
DEAN WITTER REYNOLDS INC.
MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf
  of themselves and the several
  U.S. Underwriters listed
  in Schedule I hereto.

  By: J.P. MORGAN SECURITIES INC.



       By:_______________________
          Name:
          Title:

J.P. MORGAN SECURITIES LTD.
DEAN WITTER INTERNATIONAL LTD.
MORGAN STANLEY & CO. INTERNATIONAL

Acting severally on behalf
  of themselves and the several
  international managers listed
  in Schedule II hereto.


  By: J.P. MORGAN SECURITIES LTD.



      By:________________________
         Name:
         Title:  Attorney-in-Fact for J.P.
                  Morgan Securities Ltd.

                                                                 SCHEDULE I



                                                     Number of U.S.
                                                  Underwritten Shares
U.S. Underwriters                                   To Be Purchased
- -----------------                                 -------------------

J.P. Morgan Securities Inc. . . . . . . . . . . . . .
Dean Witter Reynolds Inc. . . . . . . . . . . . . . .
Morgan Stanley & Co. Incorporated . . . . . . . . . .


         Total: . . . . . . . . . . . . . . . . . . .

                                                                 SCHEDULE II



                                                      Number of
                                                    International
                                                  Underwritten Shares
International Managers                              To Be Purchased
- ----------------------                            -------------------

J.P. Morgan Securities Ltd. . . . . . . . . . . . . .
Dean Witter International Ltd.. . . . . . . . . . . .
Morgan Stanley & Co. International Limited. . . . . .


         Total: . . . . . . . . . . . . . . . . . . .

                                                               SCHEDULE III


                                                             Maximum Number of
                  Underwritten Shares  Underwritten Shares    Option Shares to
  Selling          to be sold to the    to be sold to the      be sold to the
 Stockholder       U.S. Underwriters  International Managers  U.S. Underwriters
 ----------       ------------------  ----------------------  -----------------

J.P. Morgan Capital
  Corporation